THIRTEENTH AMENDMENT TO LEASE

This agreement (the "Thirteenth Amendment") made as of the 24th day of August, 2022, between **Oral Roberts University**, an Oklahoma corporation ("Landlord") and **ENGlobal U.S., Inc.**, successor-by-merger to ENGlobal Engineering, Inc., a Texas Corporation ("Tenant").

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated January 27, 2005 as amended by a First Amendment to Lease dated April 7, 2005, a Second Amendment to Lease dated June 13, 2005, a Third Amendment to Lease dated December 28, 2005, a Fourth Amendment to Lease dated February 27, 2006, a Fifth Amendment to Lease dated July 26, 2006, a Sixth Amendment to Lease dated June 20, 2007, a Seventh Amendment to Lease dated November 12, 2010, an Eighth Amendment to Lease dated May 15, 2012, a Ninth Amendment to Lease dated August 22, 2017, a Tenth Amendment to Lease dated August 22, 2018, an eleventh Amendment to Lease dated September 25th, 2019 and a Twelfth Amendment to Lease dated November 11th, 2020 (as so amended, the "Lease"); and

WHEREAS, Landlord and Tenant (the "parties") now desire to amend and modify the Lease in the following particulars;

NOW THEREFORE, in consideration of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. The provisions of this Thirteenth Amendment shall supersede any inconsistent provisions contained in the Lease, whether such inconsistent provisions are contained in the printed portion of the Lease or any addendum, rider or exhibit annexed thereto. All capitalized items not otherwise defined herein shall have the same meanings ascribed to them in the Lease.

2. **Lease Term.** The Lease Term is extended to and shall expire on December 31, 2023, unless sooner terminated or extended to a later day under any other term or provision of the Lease.

3. **Premises.** The Premises shall consist of a total of 35,432 square feet of Net Rentable Area contained in suites 120, 3300, 3400 and 3500.

4. **Base Rental.** Effective January 1, 2021, Base Rental shall be $372,036.00 per annum ($31,003.00 per month).

5. **Broker.** Tenant agrees to indemnify, defend and save Landlord harmless from and against any claims for fees or commissions related to this amendment.

6. Except as herein expressly amended or modified the terms and conditions of the Lease are hereby ratified and confirmed and shall remain in full force and effect.

7. This Thirteenth Amendment shall not constitute an agreement by Landlord or Tenant and shall not be binding upon Landlord or Tenant unless and until this Thirteenth Amendment shall be executed by Landlord and Tenant.

8. This Thirteenth Amendment may be changed only in writing, signed by both parties, and shall be binding upon and inure to the benefit of Landlord and Tenant, their respective heirs, successors and, as permitted, their assigns.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Twelfth Amendment to Lease as of the date first written above.

LANDLORD:	**TENANT:**
Oral Roberts University, an Oklahoma corporation	**ENGlobal U.S., Inc.** a Texas corporation
By: [signature]	By: [signature]
Name: Tim R Philley	Name: Roger Westerlind
Title: C.O.O.	Title: President